                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant   [x]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement             [_]  Confidential, for Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                           SANDY SPRING BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                           SANDY SPRING BANCORP, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(iii), 14a-6(i)(1), 14a-6(i)(2), or
     Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5.   Total Fee Paid:

          ----------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

          ----------------------------------------------

     2.   Form, Schedule or Registration Statement No.:

          ----------------------------------------------

     3    Filing Party:

          ----------------------------------------------

     4.   Date Filed:

          ----------------------------------------------

--------------------------------------------------------------------------------

                           SANDY SPRING BANCORP, INC.
                              17801 GEORGIA AVENUE
                             OLNEY, MARYLAND 20832
                                 (301) 774-6400



                                 March 21, 1996



Dear Shareholder:

     We invite you to attend the 1996 Annual Meeting of Shareholders of Sandy Spring Bancorp, Inc. to be held at the Manor Country Club, 14901 Carrolton Road, Rockville, Maryland on Wednesday, April 17, 1996 at 3:00 p.m.

     The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Also enclosed is the Annual Report showing the results of 1995.

     YOUR VOTE IS IMPORTANT.  On behalf of the Board of Directors, we urge you
     ----------------------
to sign, date and return the enclosed proxy as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

     If you have any questions, please call Marjorie S. Cook, Corporate Secretary, or me at (301) 774-6400.

     Thank you for the cooperation and continuing support you have given this institution.

                                 Sincerely,


                                 [INSERT SIGNATURE HERE]


                                 Willard H. Derrick
                                 Chairman of the Board



--------------------------------------------------------------------------------

                           SANDY SPRING BANCORP, INC.
                              17801 GEORGIA AVENUE
                             OLNEY, MARYLAND  20832
                                 (301) 774-6400

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 17, 1996


     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders (the "Annual Meeting") of Sandy Spring Bancorp, Inc. ("Bancorp") will be held on Wednesday, April 17, 1996, at 3:00 p.m. Eastern Time at the Manor Country Club, 14901 Carrolton Road, Rockville, Maryland.

     A Proxy and a Proxy Statement for the Annual Meeting and the 1995 Annual Report to Shareholders are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon:

     (1)  The election of five directors of Bancorp;

     (2) An amendment to the Articles of Incorporation of Bancorp to increase the number of shares of capital stock authorized to be issued by Bancorp from 6,000,000 shares to 15,000,000 shares; and

     (3) Such other business as may properly come before the Annual Meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Pursuant to the Bylaws, the Board of Directors has fixed the close of business on March 11, 1996 as the record date for determination of the shareholders entitled to vote at the Annual Meeting. Only holders of record of Bancorp's Common Stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     In the event that there are not sufficient votes to conduct the election of directors or to approve such other business as may properly come before the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by Bancorp.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it in the enclosed envelope. The proxy will not be used if you attend and choose to vote in person at the Annual Meeting.

                            By Order of the Board of Directors

                            [INSERT SIGNATURE HERE]

                            Marjorie S. Cook
                            Corporate Secretary
Olney, Maryland
March 21, 1996

--------------------------------------------------------------------------------
IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF THIS ENVELOPE IS MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                           SANDY SPRING BANCORP, INC.
                              17801 GEORGIA AVENUE
                             OLNEY, MARYLAND  20832
                                 (301) 774-6400
                              ____________________

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 17, 1996

                              ____________________


                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES


          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sandy Spring Bancorp, Inc. ("Bancorp") to be used at the 1996 Annual Meeting of Shareholders (the "Annual Meeting"), to be held on Wednesday, April 17, 1996, at 3:00 p.m. Eastern Time at the Manor Country Club, 14901 Carrolton Road, Rockville, Maryland. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are being first mailed on or about March 21, 1996 to shareholders of record as of the close of business on March 11, 1996.

          If the enclosed form of proxy is properly executed and returned to Bancorp in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR PROPOSAL I TO ELECT THE FIVE NOMINEES OF BANCORP'S BOARD OF DIRECTORS AS DIRECTORS AND FOR PROPOSAL II TO AMEND THE ARTICLES OF INCORPORATION OF BANCORP TO INCREASE THE NUMBER OF SHARES OF CAPITAL STOCK THAT BANCORP IS AUTHORIZED TO ISSUE FROM 6,000,000 SHARES TO 15,000,000 SHARES. Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Annual Meeting. Except for procedural matters incident to the conduct of the Annual Meeting, Bancorp does not know of any other matters that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by each such proxy on such matters as determined by a majority of the Board of Directors.

          The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Corporate Secretary of Bancorp, Marjorie S. Cook, a written notice of revocation, by delivering to Bancorp a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

          The cost of soliciting proxies will be borne by Bancorp. In addition to the solicitation of proxies by mail, Bancorp through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. Bancorp also will request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

          The securities which can be voted at the Annual Meeting consist of shares of common stock, par value $1.00 per share (the "Common Stock"), of Bancorp. Each share entitles its owner to one vote on all matters. The close of business on March 11, 1996 has been fixed by the Board of Directors as the record date for determination of shareholders entitled to vote at the Annual Meeting; there were approximately 2,100 record holders of the Common Stock as of such date. The number of shares outstanding on March 11, 1996 was 4,365,284. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

          A copy of the Annual Report to Shareholders for the year ended December 31, 1995 accompanies this Proxy Statement. BANCORP IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR ITS YEAR ENDED DECEMBER 31, 1995 WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF SUCH ANNUAL REPORT ON FORM 10-K BY WRITING MARJORIE S. COOK, CORPORATE SECRETARY, AT SANDY SPRING BANCORP, INC., 17801 GEORGIA AVENUE, OLNEY, MARYLAND 20832.


                         STOCK OWNERSHIP OF MANAGEMENT

          The following table sets forth information as of March 11, 1996 with respect to the shares of Common Stock beneficially owned by each director continuing in office and nominee for director of Bancorp, by certain executive officers of Bancorp and by all directors and executive officers of Bancorp as a group. This information is based upon the most recent report of beneficial ownership of securities filed with the Securities and Exchange Commission. To the knowledge of management, no person owns beneficially more than 5% of the outstanding shares of Common Stock.

                                             AMOUNT AND         PERCENT OF
                                        NATURE OF BENEFICIAL   COMMON STOCK
                 NAME                   OWNERSHIP(1)(2)(3)(4)   OUTSTANDING
                 ----                   ---------------------  -------------

Andrew N. Adams, Jr.                                   16,200             *
John Chirtea                                            8,668             *
Willard H. Derrick(5)                                  69,584          1.59%
Susan D. Goff                                             205             *
Solomon Graham, Jr.                                       859             *
Joyce R. Hawkins                                       15,208             *
Hunter R. Hollar                                       15,544             *
Thomas O. Keech(5)                                     36,612             *
Charles F. Mess                                         4,040             *
Robert L. Mitchell                                      4,495             *
Robert L. Orndorff, Jr.                                43,159             *
Lewis R. Schumann                                       3,050             *
W. Drew Stabler                                        17,275             *
James H. Langmead                                       2,928             *

All directors and executive officers
  as a group (18 persons)                             258,527          5.88%
-------------------

*    Less than 1% of Bancorp's outstanding Common Stock.
(1) Under the rules of the SEC, an individual is considered to "beneficially own" any share of Common Stock which he or she, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition, of such security. In addition, an individual is deemed to be the beneficial owner of any share of Common Stock of which he or she has the right to acquire voting or investment power within 60 days of March 11, 1996. Includes 30,000 shares of Common Stock subject to outstanding options which are exercisable within 60 days of March 11, 1996, of which Hunter R. Hollar and James H. Langmead hold options to purchase 14,500 shares and 2,500 shares of Common Stock, respectively. Also includes 9,781 shares and 5,036 shares of Common Stock owned by Messrs. Derrick and Keech, respectively, and 3,372 shares of Common Stock owned by executive officers other than those listed in the Summary Compensation Table on page 6, as participants in Bancorp's Cash and Deferred Profit Sharing Plan and Trust.
(2) Includes shares owned directly by directors and executive officers of Bancorp as well as shares held by their spouses and minor children and trusts of which certain directors are trustees.
(3) Fractional shares resulting from participation in the dividend reinvestment plan have been rounded to the nearest whole share.
(4) Share amounts have been retroactively adjusted to reflect the 2-for-1 stock split declared on March 29, 1995.
(5) Retired as an executive officer of Bancorp effective December 31, 1995, but will continue on the Board of Directors assuming election at the Annual Meeting.

                             ELECTION OF DIRECTORS

                                  (PROPOSAL 1)


     Pursuant to Bancorp's Bylaws, the directors are divided into three classes, as nearly equal in number as possible, with the number of directors as specified in the Bylaws. In general, the term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. During 1995, two former directors -- Francis Snowden and Louisa W. Riggs -- retired from the Board of Directors because they reached the mandatory retirement age of 70 specified in Bancorp's Bylaws, and two new directors -- Joyce R. Hawkins and Thomas O. Keech -- were appointed by the Board of Directors. At the Annual Meeting a total of five director-nominees will be elected for three-year terms. With respect to the election of directors, each shareholder of record on the record date is entitled to one vote for each share of Common Stock held. A plurality of all the votes cast at the Annual Meeting will be sufficient to elect a nominee as a director.


INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

     The following table sets forth the names of the Board of Directors' five nominees for election as directors. Also set forth is certain other information, some of which has been obtained from Bancorp's records and some of which has been supplied by the nominees and continuing directors with respect to each such person's principal occupation and employment during the past five years, his or her age at December 31, 1995, the periods during which he or she has served as a director and his or her positions currently held with Bancorp. It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the five nominees listed below for terms of three years, unless otherwise directed by the shareholder. The Board of Directors believes that each of the nominees will stand for election and will serve if elected as director. If any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED BELOW AS A DIRECTOR OF BANCORP.

                                                                  MEMBER          TERM
                                       POSITION(S) HELD           OF BOARD      CURRENTLY
NAME                         AGE         WITH BANCORP             SINCE(1)       EXPIRES
----                         ---       ----------------          ---------     ---------

                    DIRECTOR-NOMINEES FOR TERMS TO EXPIRE AT
                            THE 1999 ANNUAL MEETING
John Chirtea                  58        Director                      1990        1996

Willard H. Derrick            69        Chairman of the Board         1970        1996

Joyce R. Hawkins              62        Director                      1995        1996

Hunter R. Hollar              47        President, Chief              1990        1996
                                        Executive Officer and
                                        Director

Thomas O. Keech               62        Director                      1995        1996

                                                                  MEMBER          TERM
                                       POSITION(S) HELD           OF BOARD      CURRENTLY
NAME                         AGE         WITH BANCORP             SINCE(1)       EXPIRES
----                         ---       ----------------          ---------     ---------

                              CONTINUING DIRECTORS
Andrew N. Adams, Jr.          69        Director                      1968        1997

Robert L. Mitchell            59        Director                      1991        1997

Robert L. Orndorff, Jr.       39        Director                      1991        1997

Susan D. Goff                 50        Director                      1994        1997

Solomon Graham, Jr.           52        Director                      1994        1998

Charles F. Mess               57        Director                      1987        1998

Lewis R. Schumann             52        Director                      1994        1998

W. Drew Stabler               58        Director                      1986        1998

--------------------

(1) The Boards of Directors of Bancorp and its principal subsidiary, Sandy Spring National Bank (the "Bank"), are composed of the same persons. Includes term of office as a director of the Bank prior to the formation of Bancorp as the holding company for the Bank in January 1988.


     The principal occupation(s) and business experience of each nominee and director of Bancorp for the last five years are set forth below.

DIRECTOR-NOMINEES:

     JOYCE R. HAWKINS is a realtor with Weichert Realtors.

     JOHN CHIRTEA is retired from LCOR, a national real estate development company. In prior years, Mr. Chirtea was a partner in the Linpro Co., the predecessor company of LCOR.

     WILLARD H. DERRICK is Chairman of the Board of Bancorp and the Bank. From 1991 through 1993, Mr. Derrick was Chairman of the Board and Chief Executive Officer of Bancorp and the Bank. Prior to 1991, Mr. Derrick served as President and Chief Executive Officer of Bancorp and the Bank. Mr. Derrick joined the Bank in 1952.

     HUNTER R. HOLLAR is President and Chief Executive Officer of Bancorp and the Bank. From 1990 through 1993, Mr. Hollar served as President of Bancorp and President and Chief Operating Officer of the Bank.

     THOMAS O. KEECH retired as Vice President of Bancorp and Executive Vice President of the Bank effective December 31, 1995. Until recently, Mr. Keech had served as Vice President and Treasurer of Bancorp and Executive Vice President and Chief Financial Officer of the Bank. He has been employed by the Company since 1980. Mr. Keech is a Certified Public Accountant.

CONTINUING DIRECTORS:

     ANDREW N. ADAMS, JR. retired in 1989 as President of Ten Oaks Nursery and Gardens, Inc.

     ROBERT L. MITCHELL is President and Chief Executive Officer of C-I/Mitchell and Best Company which is engaged in homebuilding and real estate development.

     ROBERT L. ORNDORFF, JR. is President of RLO Contractors, Inc., an excavating contractor.

     SUSAN D. GOFF is President of M.D. IPA, Inc., a vice president of Optimum Choice, Inc., and a senior vice president of their parent holding company, Mid-Atlantic Medical Services, Inc., a health maintenance organization.

     SOLOMON GRAHAM, JR. is founder, President and Chief Executive Officer of Quality Biological, Inc., a medical technology firm providing reagents to research facilities.

     CHARLES F. MESS, M.D. is in the practice of general orthopedics.

     LEWIS R. SCHUMANN is a partner in the law firm of Miller, Miller and Canby, Chtd.

     W. DREW STABLER is a partner in Pleasant Valley Farm, a crop and livestock operation.

CORPORATE GOVERNANCE AND OTHER MATTERS

     During 1995, each of Bancorp's and the Bank's Boards of Directors held 12 regular meetings.

     The average attendance was 94% for meetings of Bancorp's and the Bank's Boards of Directors. All incumbent directors attended 75% or more of the aggregate of (a) the total number of meetings of the Boards of Directors and (b) the total number of meetings held by all committees on which they served during the period of their service during the year.

     Bank directors who are not employed by the Bank receive an annual retainer of $3,000 and fees of $350 for attendance at each meeting of the Board of Directors, $350 for each Executive Committee meeting, and $250 for other committee meetings ($150 if held immediately before or after a meeting of the Board of Directors or another committee). Bancorp directors who are not employed by Bancorp do not receive any additional compensation except for fees of $350 for attendance at each meeting of the Board of Directors not held in conjunction with a meeting of the Bank's Board of Directors and except for fees of $250 or $150, paid on the same basis as for Bank committee meetings (i.e., $250 or $150), for each meeting of the Nominating Committee.

     Bancorp's Board of Directors has standing Audit and Nominating Committees. The Bank has a standing Compensation Committee. The functions, composition and frequency of meeting for these committees in 1995 were as follows:

     AUDIT COMMITTEE - The Audit Committee is composed of John Chirtea, Chairman, Susan D. Goff, Solomon Graham, Jr., Charles F. Mess, and Robert L. Mitchell. The Audit Committee, whose members are neither officers nor employees of Bancorp or the Bank, provides general oversight of the internal audit function, reviews the findings of external audits and examinations, evaluates the adequacy of the Bank's insurance coverage, reviews the activities of the Bank's Compliance Council, reviews the annual report to shareholders and Form 10-K on behalf of the Board and monitors internal controls for financial reporting. During 1995, four meetings were held.

     NOMINATING COMMITTEE - The Nominating Committee is composed of Messrs. Willard H. Derrick, Chairman, Andrew N. Adams, Jr., Hunter R. Hollar, W. Drew Stabler and Charles F. Mess. The Nominating Committee makes recommendations to the Board of Directors with respect to nominees for election as directors.

While the Nominating Committee will consider nominees recommended by shareholders, it has not actively solicited recommendations by Bancorp's shareholders for nominees nor has it established any procedures for this purpose other than as set forth in the Bylaws. See "Shareholder Proposals." During 1995, two meetings were held.

     COMPENSATION COMMITTEE - The Compensation Committee is composed of Messrs.
W. Drew Stabler, Chairman, John Chirtea, Charles F. Mess, Robert L. Mitchell and Robert L. Orndorff, Jr. The Compensation Committee recommends salaries and other compensation for executive officers, conducts an annual review of the salary budget, considers other compensation plans and makes recommendations to the Board, deals with matters of personnel policy and, with the Stock Option Committee, administers the 1992 and 1982 Stock Option Plans. During 1995, four meetings were held.


                             EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for each of the last three years awarded to or earned by (i) the Chief Executive Officer, and (ii) each other executive officer of Bancorp whose salary and bonus earned in 1995 exceeded $100,000 for services rendered in all capacities to Bancorp and its subsidiaries.

                                                                   Long-Term
                                                                 Compensation
                                                                ---------------
Name and Principal                         Annual Compensation   Stock Option       All Other
                                           -------------------
Position in 1995                     Year    Salary     Bonus   Grants (Shares)  Compensation(1)
-----------------------------------  ----  ----------  -------  ---------------  ---------------

Willard H. Derrick(2)                1995    $121,538  $ 7,500              --        $46,222
  Chairman of the Board              1994     180,000   20,000              --          7,500
  of Bancorp and the Bank            1993     180,845   30,000              --         11,540

Hunter R. Hollar                     1995     167,335   15,000           1,500          7,425
  President and Chief Executive      1994     162,000   20,000           3,000          7,500
  Officer of Bancorp and the Bank    1993     149,600   20,000           3,000          9,714

Thomas O. Keech(3)                   1995     120,631    9,000              --          6,635
  Vice President of Bancorp          1994     116,600   12,000           2,000          6,748
  and Executive Vice President       1993     112,390   15,000           1,800          7,049
  of the Bank

James H. Langmead                    1995      95,115    7,500           1,000          5,079
  Vice President and Treasurer       1994      85,000    7,500           1,500          4,500
  of Bancorp and Senior Vice         1993      75,753    5,000              --          3,104
  President and Chief Financial
  Officer of the Bank

--------------------
(1) The amount shown in this column for Mr. Derrick includes $26,237, the cost of an automobile given to him in connection with his retirement, compensation of $7,425 under Bancorp's Cash and Deferred Profit Sharing Plan and Trust, and other compensation of $12,560. Amounts shown in this column for the other executive officers pertain to compensation under Bancorp's Cash and Deferred Profit Sharing Plan and Trust. The amount of indirect compensation in the form of personal benefits received in 1995 by Messrs. Hollar, Keech and Langmead did not exceed 10% of the cash compensation paid to or accrued for each such executive officer.
(2) Mr. Derrick retired as an officer of Bancorp and the Bank effective December 31, 1995. Mr. Derrick will remain Chairman of the Board of Bancorp and the Bank assuming re-election at the Annual Meeting.
(3) Mr. Keech retired as Vice President of Bancorp and Executive Vice President of the Bank effective December 31, 1995. In December 1995, Mr. Keech was appointed to the Boards of Directors of Bancorp and the Bank.

     STOCK OPTION PLANS. Bancorp maintains two stock option plans, the purposes of which are to attract, retain and motivate key officers of Bancorp and the Bank by providing key officers with a stake in the success of Bancorp as measured by the value of its shares.

     The 1992 Stock Option Plan (the "1992 Option Plan"), which was approved by the shareholders at the 1992 Annual Meeting of Shareholders, authorizes the issuance of up to 270,000 shares of Common Stock, subject to certain adjustments for changes in Bancorp's capital structure. The 1992 Option Plan has a term of 10 years from its effective date (January 1, 1992) after which date no stock options may be granted. As of March 11, 1996, options for 24,000 shares were outstanding under the 1992 Option Plan. The 1982 Stock Option Plan (the "1982 Option Plan") has been terminated, except with respect to options which were
outstanding on the 1982 Option Plan's termination date.   As of March 11, 1996,
options for 6,000 shares were outstanding under the 1982 Option Plan. The 1992 Option Plan and the 1982 Option Plan are referred to collectively as the "Option Plans."

     The Option Plans provide for the grant of "incentive options" as defined in
Section 422 of the Code. The 1992 Option Plan also provides for the grant of "non-incentive options" to officers and other employees on terms and conditions consistent with the 1992 Option Plan as the Stock Option Committee, which administers the Option Plans, may determine. The Stock Option Committee is comprised of all disinterested (outside) directors (i.e., all directors other than Mr. Hollar, Mr. Derrick and Mr. Keech).

     Options have been granted under the Option Plans and may continue to be granted under the 1992 Option Plan only to key employees of Bancorp and its subsidiaries. Under the Option Plans, the maximum option term is 10 years from the date of grant. Options which have been granted under the Option Plans are immediately exercisable upon grant. The exercise price of a stock option may not be less than 100% of the fair market value of the Common Stock on the date of grant. The exercise price of stock options must be paid for in full in cash or shares of Common Stock, or a combination of both. The Stock Option Committee has the discretion when making a grant of stock options under the 1992 Option Plan to impose restrictions on the shares to be purchased in exercise of such options.

     The Committee also has the authority to cancel stock options outstanding under the 1992 Option Plan with the consent of the optionee and to grant new options at a lower exercise price in the event that the fair market value of the Common Stock at any time prior to the exercise of the outstanding stock options falls below the exercise price of such option. Consistent with Company policy, however, the Committee does not intend to use this authority to cancel and reissue stock options at a lower exercise price, whether or not any decline in the market price of Bancorp's shares is the result of general economic conditions.

                             OPTION GRANTS IN 1995
                             ---------------------


     The following table contains information concerning the grant of stock options under the Option Plans to the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table above. The Option Plans do not provide for the grant of stock appreciation rights.

                          Individual Grants
                      --------------------------                                     Potential Realizable
                                                                                      Value at Assumed
                                     % of Total                                      Annual Rates of Stock
                       Options         Options          Exercise                      Price Appreciation
                       Granted       Granted to            or                          for Option Term
                       (Number        Employees        Base Price      Expiration      -------------------
Name                  of Shares)(1)    in Year      ($ per Share)        Date            5%          10%
----                  ---------      ----------     -------------      ----------      -------     -------
Willard H. Derrick           --              --%       $      --              --       $    --     $    --
Hunter R. Hollar          1,500            28.6            37.00        12/20/05        34,905      88,455
Thomas O. Keech              --              --               --              --            --          --
James H. Langmead         1,000            19.0            37.00        12/20/05        23,270      58,970

--------------------

(1) In each case, the exercise price was equal to the fair market value of the Common Stock on the date of grant. All options granted were exercisable immediately.



                         AGGREGATED OPTION EXERCISES IN
                        1995 AND YEAR END OPTION VALUES
                        -------------------------------

     The following table sets forth information concerning the exercise of options by the Chief Executive Officer and the other named executive officers during the last year, as well as the value of such options held by such persons at the end of the year.



                                                            Number of          Value of
                                                           Unexercised        Unexercised
                                                             Options         In-the-Money
                                                           at Year End          Options
                                                          ------------      at Year End(1)
                       Shares Acquired                     Immediately      ---------------
                         on Exercise         Value         Exercisable        Immediately
Name                  (Number of Shares)  Realized(1)   (Number of Shares)    Exercisable
----                  ------------------  ------------  ------------------  ---------------
Willard H. Derrick           4,000           $122,000          22,000           $487,000
Hunter R. Hollar                --                 --          14,500            188,500
Thomas O. Keech              2,000             61,000          17,800            339,100
James H. Langmead               --                 --           2,500             13,750

--------------------

(1) Difference between fair market value of underlying securities at exercise or year-end and the exercise or base price.

                               PENSION PLAN TABLE
                               ------------------

     The table below shows estimated annual benefits payable upon retirement to persons in the specified remuneration and years-of-service categories if such retirement had occurred on December 31, 1995. The benefits listed are provided on a 10 year certain-and-life basis and are not subject to deduction for Social Security or other offset amounts.


                               Years of Credited Service at Retirement
Highest 5-Year      ------------------------------------------------------------
Average Earnings         15       20        25        30        35  40 and above
------------------  -------  -------  --------  --------  --------  ------------
      $25,000       $ 5,625  $ 7,500  $  9,375  $ 11,250  $ 13,125      $ 15,000
       75,000        16,875   22,500    28,125    33,750    39,275        45,000
      125,000        28,125   37,500    46,875    56,250    65,625        75,000
      150,000        33,750   45,000    56,250    67,500    78,750        90,000
      175,000        39,375   52,500    65,625    78,750    91,875       105,000
      200,000        45,000   60,000    75,000    90,000   105,000       120,000
      220,000        49,500   66,000    82,500    99,000   115,000       132,000
      250,000        56,250   75,000    93,750   112,500   131,250       150,000
      300,000        67,500   90,000   112,500   135,000   157,500       180,000


  Earnings covered by the Pension Plan are total wages, including elective pre-tax contributions under Section 401(k) of the Code, overtime pay, bonuses, and other cash compensation which for the named executives correspond, in general, to the total of the amounts in the "Salary" and "Bonus" columns in the Summary Compensation Table. Benefits are computed on a monthly basis at the rate of 1.5% of highest five-year average monthly earnings multiplied by years of service up to 40 years for eligible persons retiring at age 65. Early retirement is also permitted by the Pension Plan at age 55 after at least 10 years of service. As of February 18, 1996, Bancorp's executive officers shown in the compensation table had accumulated the following years of credited service toward retirement: Mr. Hollar - 5 years and Mr. Langmead - 4 years. Mr. Derrick and Mr. Keech retired on December 31, 1995.

  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. In December 1990, the Board of Directors of the Bank, upon the recommendation of the Compensation Committee, approved the adoption of a Supplemental Executive Retirement Plan ("SERP") for certain selected executives of the Bank. In February 1992, Bancorp agreed to become a party to the SERP. The SERP is designed to provide certain post-retirement benefits to enable a targeted level of retirement income to be met and to provide certain pre-retirement death benefits should the covered executive die prior to retirement age.

  Benefits. The SERP provides two forms of benefits to participating executives. An annual pre-retirement death benefit equal to a specified percentage of the participating executive's date of death annual salary is provided. The annual pre-retirement death benefit is payable for a 10-year period commencing in the year of the executive's death. An annual post-retirement deferred compensation benefit is also provided. The amount of the post-retirement benefit is calculated to replace a specified percentage of the participating executive's final average income. The post-retirement benefit is payable over a 10-year period commencing at the executive's age 65 (or later retirement date).

  Requirement for Benefits. The SERP requires that an individual contractual agreement be entered into between each participating executive and the Bank.
The amount of benefits payable to the participating executive (or his beneficiary upon his death) will depend on a number of factors. The executive's post-retirement deferred compensation benefits vest over a 15-year period, with such vesting period commencing from the executive's initial date of employment with Bancorp or the Bank. Payment of the executive's post-retirement deferred compensation benefit commences at age 65 or the executive's later retirement date. With approval of the Board of Directors of the Bank, the participating executive may retire early (on or after age 55) and receive (at age 65) payment of the vested portion of his post-retirement deferred compensation benefit. With no approval of the Board of Directors, the executive may retire early and receive (at age
65) payment of his vested accrued benefit (which is the portion of such participant's future deferred compensation benefit which has been currently accrued and expensed for financial accounting purposes). The Bank has the option to begin payment of benefits on or after the executive's early retirement or termination from service. If the payments begin on or after the early retirement date (and prior to age 65), then the executive's benefit will be discounted from that at the normal retirement date by an interest factor equal to the Pension Benefit Guaranty Corporation's interest rate used to value deferred and immediate annuities in effect at the date payments are to commence.

  Termination of Employment. Upon a voluntary termination of employment (prior to early retirement), the participating executive will receive an amount equal to his vested accrued benefit, payable as a monthly annuity over a 10-year period commencing at age 65. Upon a "just cause" termination of employment by Bancorp or the Bank, the executive will lose all rights to benefits under the SERP. Upon a termination of employment without just cause, the executive will automatically become 100% vested in the full post-retirement deferred compensation benefit, and will begin to receive such benefit (payable over a 10-year period) at age 65. A just cause termination of a participating executive is a termination for reasons of theft, fraud, embezzlement, willful misconduct (causing significant property damage or personal injury), or willful malfeasance or gross negligence on the part of the executive.

  Change-in-Control. Upon a change-in-control of Bancorp, if the participating executive is terminated without just cause or terminates voluntarily for good cause within three years after the change-in-control, then the executive becomes 100% vested in his post-retirement deferred compensation benefit. If the change-in-control has not been approved by the Board of Directors, a lump-sum payment will be made within 30 days after termination of employment; otherwise, payments begin when the participating executive reaches normal retirement age.
A "Change-in-Control" of Bancorp is defined as (a) the acquisition of 20% or more of Bancorp's stock, (other than through a Bank-sponsored tax-qualified retirement plan), (b) a change in a majority of directors as a result of a merger or, (c) a sale of substantially all of the assets of Bancorp.

  Amendment or Termination. The Bank may amend or terminate the SERP at any time. However, the participating executive's vested accrued benefit at the date of termination of the SERP cannot be revoked or caused to be forfeited.

  Loss of Benefits. If the participating executive competes, directly or indirectly, with Bancorp or the Bank while covered under the SERP, all rights the executive (or his beneficiary) may have in benefits under the SERP shall terminate.

  Participants. The following executive officers participated in the SERP during 1995: Willard H. Derrick, Hunter R. Hollar, and Thomas O. Keech. Mr. Derrick and Mr. Keech retired on December 31, 1995, and in 1996 received lump-sum payments of $132,233 and $166,741, respectively, in lieu of future payouts under the SERP. The annual pre-retirement death benefits payable to such executives' named beneficiaries equals the following percentages of such executive's date of death annual salary: Year 1 (100%), Years 2 through 5 (75%), and Years 6 through 10 (50%). The annual post-retirement deferred compensation benefit is designed, in conjunction with the Bank's pension plan and Social Security retirement benefits, to replace between 65% and 70% of such participating executive's projected final average income at retirement date. Using a 70% income replacement target for Mr. Hollar, an annual amount of $109,420 has been projected to be paid over a 10-year period at age 65.

  EMPLOYMENT AGREEMENT. In December 1990, Bancorp and the Bank (collectively, the "Company") entered into an Employment Agreement ("Agreement") with Hunter R. Hollar (the "Executive"). The Agreement, after its initial three-year and one month term which expired on December 31, 1993, provides for automatic one-year extensions of such term on each January 1; provided neither party has given written notice to the other party at least 90 days prior to the renewal date of its intention not to renew the Agreement. Such automatic renewal has occurred for the year ending December 31, 1995. The Boards of Directors of Bancorp and the Bank believe that the Agreement assures fair treatment of the Executive in relation to his career with the Company by assuring him of some financial security. The Agreement also protects the shareholders by encouraging the Executive to continue his attention to his duties without distraction in a potential merger or takeover circumstance and by helping to maintain the Executive's objectivity in considering any proposals to acquire the Company.

  Salary and Bonus. The Agreement provides for the payment of cash and other benefits to the Executive. During its term, the Executive will receive a fixed salary (currently $167,335 per year), reviewed annually and subject to increase at the Board of Directors' discretion. The Agreement also provides that, at the discretion of the Board of Directors, additional or special compensation based on the Executive's performance may be paid as deemed appropriate.

  Expense Reimbursement. In addition to the above items, the Agreement provides for the reimbursement of reasonable business expenses, the use of an automobile (with reimbursement for expenses), and membership dues at a country club located in the Olney, Maryland area.

  Termination. The Agreement also provides for special separation payment benefits in the event of termination of the Executive's employment under certain circumstances. In the event that the Executive is permanently disabled, the Executive's fixed annual salary shall continue during the then remaining term of the Agreement, reduced by any payments received by the Executive under a Company sponsored long-term disability plan. If the Executive's employment with the Company is terminated (a) by reason of voluntary termination prior to age 65 retirement age, (b) by reason of retirement on or after age 65 retirement age,
(c) by reason of the Executive's death, or (d) for cause, then all obligations of the Company under the Agreement automatically terminate. Termination for "cause" shall be deemed to exist if (a) the Executive willfully and wrongfully refuses to perform services specified under the Agreement, (b) the Executive materially breaches certain restrictive covenants and nondisclosure requirements under the Agreement, (c) the Executive engages in acts of dishonesty or fraud in connection with his services under the Agreement, or (d) the Executive engages in other serious misconduct of a nature that the continued employment of the Executive may reasonably be expected to adversely affect the business or properties of the Company.

  If termination of employment occurs for any reason other than those indicated in the previous paragraph, the Executive shall be entitled to severance pay equal to the Executive's then fixed salary for a six-month period.

  Change-in-Control. In the event of a Change-in-Control of the Company, the Executive may be entitled to payment of certain benefits. If within two years after a change-in-control, the Company shall terminate the Executive's employment without good cause, or the Executive shall voluntarily terminate employment for good reason, then the Company shall make a lump-sum cash payment to the Executive equal to 2.99 times the Executive's then 12-month's annual salary at the greater of the Executive's salary rate in effect on the date of the Change-in-Control or the Executive's salary rate in effect on the date his employment terminated. The Executive shall also be entitled to continue participation for a three-year period in certain Company-sponsored health and welfare plans. In no event, however, shall such payments and benefits exceed the amount allowable as a deduction under Section 280G of the Code. Finally, the Executive shall not be required to mitigate such payments under the Agreement and future employment compensation after termination shall not be used to reduce such payments. The Agreement also contains provisions for the payment of legal expenses which are related to the enforcement of the Agreement incurred by the Executive as a result of any termination of employment after a change-in-control.

  Definition of Change-in-Control. The Agreement defines a "Change-in-Control" as (a) the acquisition by any entity, person, or group (other than the acquisition by a Company-sponsored tax-qualified retirement plan) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than

25% of the outstanding capital stock of the Company, (b) the commencement by any entity, person, or group (other than the Company, its subsidiaries or tax-qualified plans) of a tender offer or an exchange offer for more than 20% of outstanding voting stock of the Company, (c) a merger or consolidation of the Company in which Company shareholders after the merger or consolidation own less than 80% of the voting stock of the surviving or resulting corporation, (d) a transfer of substantially all of the property of the Company other than to an entity to which the Company owns at least 80% of the voting stock, or (e) the election of the Board of Directors of the Company, without the recommendation or approval of a majority of the incumbent Board of Directors of the Company, of the lesser of three directors or directors constituting a majority of the number of directors of the Company then in office.

  Definition of Good Reason and Good Cause. The term "Good Reason" is generally defined by the Agreement to mean any unfavorable change in the Executive's position, duties, compensation or benefits. The term "Good Cause" is generally defined by the Agreement to mean the Executive's conviction of certain criminal violations, his willful engagement in certain misconduct and his willful, wrongful and substantial nonperformance of certain assigned duties.

  Benefits. As of December 31, 1995, if a Change-in-Control had occurred and the Executive had terminated employment with Good Reason or had been terminated from employment without Good Cause, then $500,332 would have been payable to the Executive under the Change-in-Control provisions of the Agreement, subject to the limitations of Section 280G of the Code. Bancorp does not believe that payment of these amounts would have a material adverse affect on the financial or operating condition of Bancorp or the Bank.


                      REPORT OF THE COMPENSATION COMMITTEE

  As members of the Compensation Committee, it is our duty to review compensation policies applicable to executive officers; to consider the relationship of corporate performance to that compensation; to recommend salary and bonus levels and stock option grants for executive officers for consideration by the Boards of Directors of Bancorp and the Bank or their committees, as appropriate; and to administer various incentive plans of Bancorp and the Bank.

  Under the compensation policy of Bancorp, which is endorsed by the Compensation Committee, compensation is paid based both on the executive officer's performance and the performance of the entire company. In assessing the performance of Bancorp and the Bank for purposes of compensation decisions, the Compensation Committee considers a number of factors, including profits of Bancorp and the Bank during the past year relative to their profit plans, changes in the value of Bancorp's stock, reports of federal regulatory examinations of Bancorp and the Bank, growth, business plans for future periods, and regulatory capital levels. The Compensation Committee assesses individual executive performance based upon the executive's responsibilities and the Committee's determination of the executive's contributions to the performance of Bancorp and the accomplishment of Bancorp's strategic goals. In assessing performance, the members of the Committee do not make use of a mechanical formula, but instead weigh the factors described above as they deem appropriate in the circumstances. The 1995 salary levels of Bancorp's executive officers were established consistent with this compensation policy.

  Mr. Hollar became Chief Executive Officer of Bancorp and the Bank effective January 1, 1994. Mr. Willard H. Derrick served as Chairman of the Boards and Chief Executive Officer of Bancorp and the Bank until January 1, 1994. During 1995, Mr. Derrick served as Chairman of the Boards and an officer of Bancorp and the Bank with management responsibilities relating to capital and expansion planning, lending and trust management, and shareholder relations, among others. Mr. Derrick retired as an officer of Bancorp and the Bank effective December 31, 1995, but continues to be Chairman of the Boards of Bancorp and the Bank.

  The level of Mr. Hollar's annual salary is subject to the terms of an Agreement with Bancorp and the Bank entered in 1990. This Agreement was renewed effective January 1, 1995 for an additional one-year term, and is renewable for successive one-year terms thereafter. Under this Agreement, Mr. Hollar's annual salary is reviewed annually and subject to increase at the discretion of the Board of Directors.

  The Committee conducted a review of executive officer base compensation in March 1995. Changes in base compensation for 1995 were effective on April 1. In its review, the Committee determined that the performance of Mr. Hollar was excellent, based upon the 1994 financial performance of Bancorp, including the growth in assets, income, and capitalization during 1994; the financial performance trends for 1994 and the preceding four years, which include growth in assets, net operating income, and stockholders equity in each year; the results of confidential regulatory examinations; Bancorp's planned levels of financial performance for 1995; Mr. Hollar's continued involvement in community affairs in the communities served by Bancorp; and a general level of satisfaction with the management of Bancorp and its subsidiaries. As a result of this review, Mr. Hollar's salary was increased by 4.5% effective April 1, 1995, to $169,300.

  Bonuses for 1995 were awarded in December 1995 based on the executive officer's performance and the performance of Bancorp and the Bank for the year 1995 consistent with Bancorp policy described above. Bonuses of $7,500, $15,000, $9,000, and $7,500 were awarded to Mr. Derrick, Mr. Hollar, Mr. Keech, and Mr. Langmead respectively, in 1995.

  Executive officers of Bancorp and the Bank have been granted incentive stock options under Bancorp's Stock Option Plans. The purposes of the Stock Option Plans are to attract, retain and motivate key officers of Bancorp and the Bank by providing key officers with a stake in the success of Bancorp as measured by the value of its shares. Options are granted at exercise prices equal to the fair market value of the shares on the dates of grant. The Stock Option Committee of the disinterested directors of Bancorp has general responsibility for granting stock options to key employees and administering the plans. The Compensation Committee recommends to the Stock Option Committee the recipients and the amounts and other terms of options to be granted. During 1995, incentive stock options for 5,250 shares were granted at an exercise price of $37.00 per share, including options for 1,500 shares granted to Mr. Hollar and 1,000 granted to Mr. Langmead.

  The Compensation Committee recommends to the Board of Directors the amount to be contributed each year to the Bank's Cash and Deferred Profit Sharing Plan and Trust. Under this Plan, each participant receives an allocation based upon the participant's compensation for the year as a percentage of the total compensation of all eligible participants. Each executive officer of Bancorp participates in the Plan. In 1995, the Compensation committee adopted a formula to establish the amount of aggregate contribution to the plan based upon measures of loan and deposit growth, profitability, asset quality, and productivity ratios compared with those measures for the prior year and target levels established for the Bank in connection with its financial planning process. The Compensation Committee determined the amount of the aggregate contribution to the Deferred Profit Sharing Plan for years before 1995 based upon the annual profits of the Bank, its regulatory capital levels, and other performance factors, but did not employ a set formula for these determinations. For 1995, the Compensation Committee recommended and the Board of Directors of the Bank approved, an aggregate contribution of approximately $400,000 or 5.0% of annual compensation of eligible participants, based upon the results of the formula adopted in 1995.

  No member of the Compensation Committee is a former or current officer or employee of Bancorp or the Bank.

February 28, 1996                    COMPENSATION COMMITTEE
                                     W. Drew Stabler, Chairman
                                     John Chirtea
                                     Charles F. Mess
                                     Robert L. Mitchell
                                     Robert L. Orndorff, Jr.

                         STOCK PERFORMANCE COMPARISONS

  The graph and table on the following page show the cumulative total return on the Common Stock of Bancorp over the last five years, compared with the cumulative total return of the NASDAQ Stock Market Index (U.S. Companies) and the NASDAQ Bank Stock Index of banks and bank holding companies over the same period. Cumulative total return on the stock or the index equals the total increase in value since December 31, 1990 assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph and table were prepared assuming that $100 was invested on December 31, 1990 in the Common Stock and the securities included in the indexes.

                      CUMULATIVE TOTAL SHAREHOLDER RETURN
                 COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                  DECEMBER 31, 1990 THROUGH DECEMBER 31, 1995

                     [COMPARISON LINE GRAPH APPEARS HERE]



                CUMULATIVE TOTAL SHAREHOLDER RETURN
           COMPARED WITH PERFORMANCE OF SELECTED INDEXES
            December 31, 1990 through December 31, 1995

                              1990    1991    1992    1993    1994    1995
                             ------  ------  ------  ------  ------  ------
Bancorp                      $100.0  $109.3  $133.0  $164.8  $179.6  $273.1
NASDAQ Stock Market Index     100.0   160.6   186.9   214.5   209.7   296.3
(U.S. Companies)
NASDAQ Bank Stock Index       100.0   164.1   238.9   272.4   271.4   404.4
---------------------------------------------------------------------------

                 TRANSACTIONS AND RELATIONSHIPS WITH MANAGEMENT

  Bancorp and the Bank have had in the past, and expect to have in the future, banking transactions in the ordinary course of business with directors and executive officers on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with other persons; and, in the opinion of management, these transactions do not and will not involve more than the normal risk of collectibility or present other unfavorable features.

  Director Susan D. Goff is President of M.D. IPA, one of three health insurance providers which employees of the Bank and Bancorp may select under the Company's health insurance plan.

  Director Lewis R. Schumann is a partner in the law firm of Miller, Miller and Canby, Chtd., which Bancorp and the Bank have retained during 1995 and expect to retain during the current year as corporate counsel. The law firm provides legal services on matters such as routine litigation, personnel policies and practices, customer account forms and issues and Bank properties.


                     AMENDMENT TO ARTICLES OF INCORPORATION
                      TO INCREASE AUTHORIZED CAPITAL STOCK
                   FROM 6,000,000 SHARES TO 15,000,000 SHARES

                                 (PROPOSAL II)

  The Board of Directors is seeking shareholder approval of an amendment to Bancorp's Articles of Incorporation to increase the authorized capital stock from 6,000,000 shares to 15,000,000 shares. The Board of Directors is proposing the amendment to ensure that a sufficient amount of capital stock is available for issuance in the future by the Board of Directors. The Board of Directors believes that the proposed increase in the authorized capital stock is in the best interest of Bancorp and unanimously recommends a vote FOR the proposed amendment.

DESCRIPTION OF THE AMENDMENT

  The Board of Directors proposes to amend the first sentence of Article V of the Articles of Incorporation to read in its entirety as follows:

          The aggregate number of shares of all classes of capital stock which the corporation has authority to issue is 15,000,000 shares of capital stock, $1.00 par value per share, amounting in aggregate par value to $15,000,000.

PURPOSE OF AMENDMENT

     The Certificate of Incorporation currently authorizes the issuance of up to 6,000,000 shares of capital stock. All of the authorized shares are initially classified as common stock. As of the record date, the Company had 4,364,284 shares of Common Stock outstanding and 403,632 shares of Common Stock reserved for issuance to directors, officers, employees and shareholders under various compensation and benefit plans and Bancorp's Dividend Reinvestment Plan, which leaves only 1,231,084 authorized, unissued and unreserved shares available for stock dividends, stock splits or for other corporate purposes. In the future, Bancorp may issue capital stock in connection with, among other things, corporate acquisitions and other transactions, stock splits, stock dividends, and under existing and future benefit plans. While Bancorp currently does not have any plans to issue additional capital stock (other than pursuant to various compensation and benefit plans currently in existence), the Board of Directors may determine that the issuance of additional stock in the future, either in connection with a corporate acquisition or otherwise, is in the best interests of Bancorp. In that event, Bancorp could need a substantial amount of capital stock available for issuance, and the 1,231,084 shares available as of the record date could be insufficient. As a result, the Board is proposing an amendment of the Articles of Incorporation to increase the authorized capital stock from 6,000,000 to 15,000,000 shares, which would increase the authorized, unissued and unreserved capital stock available for issuance from 1,231,084 to 10,231,084 shares. Authorized, unissued and unreserved capital stock may be issued from time to time for any proper purpose without further action of the shareholders, except as required by the Articles of Incorporation and applicable law. Although the newly authorized shares will initially be classified as common stock, Bancorp's Articles of Incorporation authorizes the Board of Directors to reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions and dividends, qualifications or terms or conditions of redemption of such stock.

     Each share of Common Stock authorized for issuance has the same rights as, and is identical in all respects to, each other share of Common Stock. The newly authorized shares of capital stock will not affect the rights, such as voting and liquidation rights, of the shares of Common Stock currently outstanding. Shareholders will not have preemptive rights to purchase any subsequently issued shares of capital stock. Bancorp has no current plans to issue the newly authorized shares of capital stock.

     The ability of the Board of Directors to issue additional shares of capital stock without additional shareholder approval may be deemed to have an anti-takeover effect, since unissued and unreserved shares of capital stock could be issued by the Board of Directors in circumstances that may have the effect of deterring takeover bids. The Board of Directors does not intend to issue any additional shares of capital stock except on terms which it deems in the best interests of Bancorp and its shareholders.

VOTE REQUIRED AND RECOMMENDATION OF BOARD OF DIRECTORS

     In accordance with the Maryland General Corporation Law and the Articles of Incorporation, the proposed amendment to the Articles of Incorporation must be approved by two-thirds of the outstanding stock entitled to vote thereon. It is expected that substantially all of the 228,527 shares, or 5.24%, of the Common Stock outstanding as of the record date over which directors and executive officers of Bancorp exercise voting power will be voted for the proposed amendment. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT.


                             SHAREHOLDER PROPOSALS

     From time to time, individual shareholders may wish to submit proposals which they believe should be voted upon by the shareholders. The Securities and Exchange Commission has adopted regulations which govern the inclusion of such proposals in Bancorp's annual proxy materials. Shareholder proposals intended to be presented at the 1997 Annual Meeting of Shareholders must be received by Bancorp at its executive offices not later than November 21, 1996 in order to be eligible for inclusion in Bancorp's proxy materials for that Annual Meeting.

     In addition, Bancorp's Bylaws require that to be properly brought before an annual meeting, shareholder proposals for new business must be delivered to or mailed and received by Bancorp not less than 30 nor more than 90 days prior to the date of the meeting; provided, however, that if less than 45 days notice of the date of the meeting is given to shareholders, such notice by a shareholder must be received not later than the 15th day following the date on which notice of the date of the meeting was mailed to shareholders or two days before the date of the meeting, whichever is earlier. Each such notice given by a shareholder must set forth certain information specified in the Bylaws concerning the shareholder and the business proposed to be brought before the meeting.

     Shareholders may also nominate candidates for director, provided that such nominations are made in writing and received by Bancorp at its executive offices not later than December 23, 1996. The nomination should be sent to the attention of Bancorp's Corporate Secretary and must include, concerning the director nominee, the following information: full name, age, date of birth, educational background and business experience, including positions held for at least the preceding five years. The nomination must also include home and office addresses and telephone numbers and include a signed representation by the nominee to timely provide all information requested by Bancorp as part of its disclosure in regard to the solicitation of proxies for election of directors. The name of each such candidate for director must be placed in nomination at the Annual Meeting by a shareholder present in person. The nominee must also be present in person at the Annual Meeting. A vote for a person who has not been duly nominated pursuant to these requirements will be deemed to be void.


        COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires Bancorp's executive officers and directors, and persons who own more than ten percent of a registered class of Bancorp's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent stockholders are required by applicable regulations to furnish Bancorp with copies of all Forms 3, 4 and 5 they file.

     Based solely on Bancorp's review of the copies of such forms it has received and written representations from certain reporting persons, Bancorp believes that all its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during 1995, and that there are no stockholders that own beneficially more than 10% of the shares of Bancorp's Common Stock.


                              INDEPENDENT AUDITORS

     The Board of Directors anticipates the selection of Stegman & Company, certified public accountants, to audit the books and accounts of Bancorp for the year ending December 31, 1996. Stegman & Company has served as independent auditors for Bancorp and its subsidiary and predecessor, Sandy Spring National Bank of Maryland, without interruption for many years. Stegman & Company has advised Bancorp that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with Bancorp and its subsidiaries other than as independent public auditors. A representative of Stegman & Company will be present at the Annual Meeting, will have the opportunity to make a statement, and will also be available to respond to appropriate questions.


                         ACTION WITH RESPECT TO REPORTS

     Action taken at the Annual Meeting to approve the minutes of the 1995 Annual Meeting of Shareholders does not constitute approval or disapproval of any of the matters referred to in such minutes.

                                         By order of the Board of Directors

                                         [INSERT SIGNATURE HERE]

                                         Marjorie S. Cook
                                         Corporate Secretary

Dated: March 21, 1996

                                REVOCABLE PROXY
                           SANDY SPRING BANCORP, INC.
                        --------------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 17, 1996
                        --------------------------------

          The undersigned hereby constitutes and appoints Andrew N. Adams, Jr. and W. Drew Stabler and each of them, the proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders (the "Annual Meeting") of Sandy Spring Bancorp, Inc. ("Bancorp") to be held at the Manor Country Club, 14901 Carrolton Road, Rockville, Maryland on Wednesday, April 17, 1996 at 3:00 p.m. Eastern Time, or at any adjournment thereof, and to vote all the shares of stock of Bancorp which the undersigned may be entitled to vote, upon the following matters:

                                                      FOR       WITHHOLD
                                                      ---       --------
  I.  The election as directors of all nominees
      listed below (except as marked to the           [_]         [_]
      contrary below).

      John Chirtea            Hunter R. Hollar
      Willard H. Derrick      Thomas O. Keech
      Joyce R. Hawkins

      INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THE NOMINEE'S NAME ON THE LINE BELOW.

      -----------------------------------------------------

                                                          FOR  AGAINST  ABSTAIN
                                                          ---  -------  -------
II.   Approval of an amendment to Bancorp's Articles
      of Incorporation to increase the number of shares
      of capital stock authorized to be issued by
      Bancorp from 6,000,000 to 15,000,000 shares.        [_]    [_]      [_]

III. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES AS SHOWN IN ITEM I AND A VOTE "FOR" APPROVAL OF THE AMENDMENT TO BANCORP'S ARTICLES OF INCORPORATION AS SHOWN IN ITEM II.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN. IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION, AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.
--------------------------------------------------------------------------------

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned shareholder hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to its exercise.

                                   _____________________________________________
                                    Signature                           Date

                                   _____________________________________________
                                    Signature                           Date

                                   _____________________________________________
                                    Signature                           Date

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, etc., please give your full title. If the signer is a corporation, please sign the full name by duly appointed officer. If shares are held jointly, each holder should sign.

________________________________________________________________________________
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
________________________________________________________________________________